As filed with the Securities and Exchange Commission on August 7, 2017.

Registration No. 333-148024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetLife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Park Avenue New York, New York 10166-0188
(Address of Principal Executive Offices) (Zip Code)

New England Life Insurance Company

Agents’ Retirement Plan and Trust

(Full title of plan)

Stephen W. Gauster, Esq.

Senior Vice President and Interim General Counsel

MetLife, Inc.

200 Park Avenue

New York, New York 10166-0188

(212) 578-9500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On December 12, 2007, MetLife, Inc. filed a registration statement on Form S-8 (Registration No. 333-148024) (the “Registration Statement”) to register 1,000,000 shares of its common stock issuable under the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the “SIP”), the New England Life Insurance Company 401(k) Savings Plan and Trust, the New England Agents’ Retirement Plan and Trust (the “New England Agents’ Retirement Plan”), or the New England Agents’ Deferred Compensation Plan and Trust.

Effective January 1, 2015, the New England Life Insurance Company 401(k) Savings Plan and Trust and the New England Agents’ Deferred Compensation Plan and Trust (together, the “Merged New England Plans”) were each merged into the SIP, with the SIP being the surviving and continuing plan. On January 29, 2015, MetLife, Inc. filed Post-Effective Amendment Number 1 to disclose that, effective January 1, 2015, no further shares of MetLife, Inc. common stock would be issued under the Merged New England Plans and to deregister any plan interests related to the Merged New England Plans registered under the Registration Statement.

This Post-Effective Amendment Number 2 is being filed to disclose that, effective August 4, 2017, New England Life Insurance Company, the sponsor of the New England Agents’ Retirement Plan, ceased to be an affiliate of MetLife, Inc. and that, as a result, no further issuance of shares of MetLife, Inc. common stock under the New England Agents’ Retirement Plan and any plan interests related thereto will be required to be registered under the Registration Statement. This Post-Effective Amendment Number 2 is also being filed to deregister all unsold shares of MetLife, Inc. common stock and plan interests related to the New England Agents’ Retirement Plan registered under the Registration Statement, effective August 4, 2017.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of August, 2017.

METLIFE, INC.

By:	/s/ Stephen W. Gauster
Name: Stephen W. Gauster
Title: Senior Vice President and Interim General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of (or other persons who administer) the New England Life Insurance Company Agents’ Retirement Plan and Trust, have caused this certification/notice to be signed on its behalf by the undersigned duly authorized person, in the city of Charlotte, State of North Carolina, on this 7th day of August, 2017.

New England Life Insurance Company Agents’ Retirement Plan and Trust

By:	/s/ Mark J. Davis
	Name:	Mark J. Davis
	Title:	Plan Administrator

SIGNATURES FOR POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

* Cheryl W. Grisé	Director	August 7, 2017

* Carlos M. Gutierrez	Director	August 7, 2017

* David L. Herzog	Director	August 7, 2017

* R. Glenn Hubbard	Director	August 7, 2017

* Alfred F. Kelly, Jr.	Director	August 7, 2017

* Edward J. Kelly, III	Director	August 7, 2017

* William E. Kennard	Director	August 7, 2017

* James M. Kilts	Director	August 7, 2017

* Catherine R. Kinney	Director	August 7, 2017

* Denise M. Morrison	Director	August 7, 2017

* Steven A. Kandarian	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 7, 2017

/s/ John C. R. Hele John C. R. Hele	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 7, 2017

/s/ William C. O’Donnell William C. O’Donnell	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2017

* Pursuant to Power of Attorney:

/s/ Stephen W. Gauster Stephen W. Gauster	Senior Vice President and Interim General Counsel	August 7, 2017

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney (Incorporated by reference to Exhibit 24.1 to MetLife, Inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-121344)).

24.2	Power of Attorney